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Exhibit 24

POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of William W. McGuire, M.D. and David J. Lubben, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of common stock of UnitedHealth Group Incorporated (the "Company") issuable pursuant to the United HealthCare Corporation Amended and Restated 1991 Stock and Incentive Plan, Amended and Restated Effective May 14, 1997, and any and all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, this Power of Attorney has been signed on this 21st day of September, 2000, by the following persons:

/s/ WILLIAM W. MCGUIRE, M.D. William W. McGuire, M.D.	Douglas W. Leatherdale
William C. Ballard, Jr.	/s/ WALTER F. MONDALE Walter F. Mondale
/s/ RICHARD T. BURKE Richard T. Burke	/s/ MARY O. MUNDINGER Mary O. Mundinger
/s/ STEPHEN J. HEMSLEY Stephen J. Hemsley	/s/ ROBERT L. RYAN Robert L. Ryan
/s/ JAMES A. JOHNSON James A. Johnson	/s/ WILLIAM G. SPEARS William G. Spears
/s/ THOMAS H. KEAN Thomas H. Kean	/s/ GAIL R. WILENSKY Gail R. Wilensky

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POWER OF ATTORNEY